UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: March 6, 2015
(Date of earliest event reported): March 3, 2015

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, the Board of Directors (the “Board”) of Sunoco Partners LLC (the "Company") elected Peter J. Gvazdauskas to the position of Chief Financial Officer and Treasurer of the Company. Mr. Gvazdauskas replaces Martin Salinas, Jr. who, as previously announced, will be leaving the Company upon completion of the merger of Energy Transfer Partners, L.P. ("ETP") and Regency Energy Partners LP ("Regency"). ETP is the controlling member of the general partner interest of Sunoco Logistics Partners L.P. (the "Partnership") and owns 67.1 million common units and the incentive distribution rights of the Partnership. Mr. Salinas is expected to retain his director responsibilities on the Board of the Company until his departure upon the close of the merger.
Mr. Gvazdauskas, age 36, currently serves as the Company's Vice President, Finance, and Treasurer, a position he has held since January 2012. Prior to that, Mr. Gvazdauskas served as the Company's Vice President, Finance, a position he held from April 2010 to January 2012. Before joining the Company, he served as the Manager of Corporate Finance of Sunoco, Inc. ("Sunoco") from June 2008 through March 2010. During his 15 year career at the Company and Sunoco, he held a number of positions of increasing responsibility in the accounting and finance departments including Manager of Special Projects and Controller of SunCoke Energy, Inc.
Mr. Gvazdauskas will receive salary and benefits, and will participate in the Partnership's Long-Term Incentive Plan (the "LTIP"), in accordance with the Partnership's practice, at levels commensurate with his employment position. In addition, Mr. Gvazdauskas will be eligible to participate in other benefit programs available to employees generally, including life, disability, medical, vision, and dental insurance and vacation benefits.
Mr. Gvazdauskas was not elected pursuant to any arrangement or understanding with any other person (other than officers and directors of the Company acting solely in their capacities as such).
Mr. Gvazdauskas has no family relationships with any director or executive officer of the Company and has no interest in any relationships or related party transactions with the Company, or the Partnership, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Safe Harbor Statement
Statements contained in this report that state SXL's expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that SXL has filed with the Securities and Exchange Commission. SXL undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay Senior Vice President, General Counsel and Corporate Secretary
March 6, 2015
Philadelphia, PA